EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

•Subscription revenue of $42.4 million, up 21% year-over-year.
•Recurring revenue as a percentage of total revenue of 85%, up more than 600 basis points year-over-year.

HOUSTON – July 30, 2020 — PROS Holdings, Inc. (NYSE: PRO), a provider of AI-powered solutions that optimize selling in the digital economy, today announced financial results for the second quarter ended June 30, 2020.

“Today’s environment has only accentuated the need for businesses to deliver every aspect of commerce digitally,” started CEO Andres Reiner. “We welcomed new customers this quarter and are excited to accelerate their digital selling journeys with our industry leading, AI solutions. We see an attractive, long-term market opportunity in front of us and are confident in our ability to execute upon our strategy to capture it.”

Second Quarter 2020 Financial Highlights

Key financial results for the second quarter 2020 are shown below. Throughout this press release, all dollar figures are in millions, except net loss per share. Unless otherwise noted, all results are on a reported basis and are compared with the prior-year period.

	GAAP			Non-GAAP
	Q2 2020	Q2 2019	Change	Q2 2020	Q2 2019	Change
Revenue:
Total Revenue	$63.7	$63.9	—%	n/a	n/a	n/a
Subscription Revenue	$42.4	$35.1	21%	n/a	n/a	n/a
Subscription and Maintenance Revenue	$54.1	$50.1	8%	n/a	n/a	n/a
Profitability:
Gross Profit	$37.8	$40.3	(6)%	$39.4	$41.9	(6)%
Operating Loss	$(15.1)	$(12.1)	$(3.0)	$(7.5)	$(3.9)	$(3.6)
Net Loss	$(17.2)	$(17.5)	$0.3	$(6.0)	$(2.8)	$(3.2)
Net Loss Per Share	$(0.40)	$(0.44)	$0.04	$(0.14)	$(0.07)	$(0.07)
Adjusted EBITDA	n/a	n/a	n/a	$(5.7)	$(1.8)	$(3.9)
Cash:
Net Cash Used In Operating Activities	$(22.8)	$(3.5)	$(19.2)	n/a	n/a	n/a
Free Cash Flow	n/a	n/a	n/a	$(23.5)	$(5.2)	$(18.3)

The attached table provides a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP metrics.

Recent Business Highlights

•Recognized as a continued Pricing Software Leader in the G2 Summer 2020 Report based upon user reviews of our AI-powered pricing solutions, customer satisfaction, and market presence.

•Named a Major Player in the IDC MarketScape Worldwide Configure Price Quote Applications for Commerce 2020 Vendor Assessment for the strength of our quoting performance, advanced dynamic pricing capabilities, and innovative roadmap.

•Welcomed new customers that are adopting our AI platform to accelerate their shift to digital selling, including Bunzl, Hempel, Ingredion, Novelis, among others.

•Expanded our global partnership with Microsoft via the Business Applications ISV Connect Program to accelerate the penetration of our end-to-end commerce platform within Microsoft Dynamics.

•Supported our Travel and B2B customers with insights from innovative science models leveraging government regulatory information from Oxford University, epidemic data from Johns Hopkins University, and combined customers’ data to help our customers and the markets we serve better understand the predictive signals of demand return trends and prepare for the recovery.

•Dedicated Juneteenth as a global “Day of Learning” to further our continued focus on the importance of diversity, inclusion, and equality at PROS and in the broader community.

•Partnered with the Professional Pricing Society to support the pricing community via more than 100 sponsored, certified pricing training courses for industry practitioners and delivered webinars to assist business leaders in effectively managing pricing through market volatility.

•Appointed Les Rechan as Chief Operating Officer to lead PROS global go-to-market efforts including sales, marketing, customer experience and engagement, and partners to accelerate the penetration of AI-powered digital selling solutions and deliver exceptional customer value.

Financial Outlook

Based on information as of July 30, 2020, PROS currently anticipates the following based on an estimated 43.4 million basic weighted average shares outstanding and a 22% non-GAAP estimated tax rate for the third quarter ending September 30, 2020.

	Q3 2020 Guidance	v. Q3 2019 at Mid-Point
Total Revenue	$59.0 to $61.0	(6)%
Subscription Revenue	$39.0 to $41.0	4%
Non-GAAP Loss Per Share	$(0.22) to $(0.18)	$(0.14)
Adjusted EBITDA	$(11.5) to $(9.5)	$(8.3)
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Thursday, July 30, 2020, at 4:45 p.m. ET to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470. The live and archived webcasts of this call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

A telephone replay will be available until Thursday, August 13, 2020, at 1-844-512-2921 (toll-free) or 1-412-317-6671 using the pass code 13706070.

About PROS

PROS Holdings, Inc. (NYSE: PRO) provides AI solutions that power commerce in the digital economy. PROS solutions bring intelligence to commerce by providing companies with predictive and prescriptive guidance that enables them to dynamically price, configure and sell their products and services across all channels with speed, precision and consistency. To learn more, visit www.pros.com.

Forward-looking Statements
 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the business impact of the coronavirus (COVID-19) pandemic; our financial outlook; expectations; ability to achieve future growth and profitability; management's confidence and optimism; positioning; customer successes; demand for our software solutions; business expansion; revenue; subscription revenue; ARR; non-GAAP loss per share; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak and timeframe for recovery of the travel industry, (b) cybersecurity, (c) maintaining subscription renewal rates, (d) potential downturns in sales, (e) implementing our solutions, (f) software innovation, (g) maintaining our corporate culture, (h) disruptions from our third party data center, software, data, and other unrelated service providers, (i) evolving data privacy, cyber security and data localization laws, (j) cloud operations, (k) managing our growth effectively, (l) operating globally, including economic and commercial disruptions, (m) personnel risks including loss of any key employees, (n) the timing of revenue recognition and cash flow from operations, (o) competition, (p) market acceptance of our software innovations, (q) development of our target markets, (r) increasing business from existing customers, (s) migrating customers to our latest cloud solutions; (t) expanding and training our direct and indirect sales force, (u) our debt repayment obligations, (v) returning to profitability, and (w) acquiring and integrating businesses and/or technologies. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain non-GAAP financial measures, including non-GAAP gross profit and margin, non-GAAP income (loss) from operations or non-GAAP operating loss, annual recurring revenue, adjusted EBITDA, free cash flow, non-GAAP subscription revenue, non-GAAP tax rate, non-GAAP net income (loss) or non-GAAP net loss, and diluted earnings (loss) per share or non-GAAP net loss per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud transition. Non-GAAP gross margin can be compared to gross margin which can be calculated from the condensed consolidated statement on income (loss) by dividing gross profit by total revenue. Non-GAAP gross margin is similarly calculated but first adds back to gross profit the portion of certain of the non-GAAP adjustments described below attributable to cost of revenue. Non-GAAP subscription margin can be compared to subscription margin which can be calculated from the condensed consolidated statement on income (loss) by dividing subscription gross profit (subscription revenue minus subscription cost) by subscription revenue. Non-GAAP subscription margin is similarly calculated but first subtracts out from subscription cost the portion of certain of the non-GAAP adjustments described below attributable to cost of subscription. These items and amounts are presented in the Supplemental Schedule of Non-GAAP Financial Measures.

PROS also presents certain information in “constant currency,” which is also a non-GAAP financial measure. Since PROS has operations outside of the United States reporting in currencies other than the U.S. dollar, the comparability of our operating results reported in U.S. Dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which we transact change in value over time compared to the U.S. Dollar. These fluctuations may have a significant effect on our reported results. As such, this release contains references to constant currency measures, which are calculated based on currency rates set at the start of a year and held constant throughout the year. Management believes this supplemental information is useful to investors as a framework for facilitating period-to-period comparisons of our business performance excluding the effects of foreign currency exchange rate fluctuations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP income (loss) from operations, annual recurring revenue, non-GAAP loss per share, adjusted EBITDA, free cash flow, non-GAAP tax rates, and calculated billings (collectively the "non-GAAP financial measures") as follows:

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations excludes the impact of share-based compensation, amortization of acquisition-related intangibles, new headquarters noncash rent expense and debt extinguishment fees. Non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:
•Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.
•Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
•New Headquarters Noncash Rent Expense: Noncash rent expense is related to our new corporate headquarters and is incurred prior to occupation of this facility. These amounts are unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the noncash rent expense on the preoccupied new headquarters in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.
•Debt extinguishment fees: Debt extinguishment fees relate to third party fees incurred in connection with the partial retirement of our senior convertible notes due in December 2019. These amounts are unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the debt extinguishment fees in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.
Non-GAAP loss per share: Non-GAAP net income (loss) excludes the items listed above as excluded from non-GAAP income (loss) from operations and also excludes amortization of debt discount and issuance costs and the taxes related to these items and the items excluded from non-GAAP income (loss) from operations. Estimates of non-GAAP loss per share are calculated by dividing estimates for non-GAAP loss by our estimate of shares outstanding for the future period. In addition to the items listed above as excluded from non-GAAP income (loss) from operations, non-GAAP net income (loss) excludes the following items from non-GAAP estimates:
•Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Loss on Debt Extinguishment: Loss on debt extinguishment relates to the settlement of our senior convertible notes due in December 2019. This amount is unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the loss on debt extinguishment in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.
•Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.
Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue, including contracts with a future start date, together with annualized overage fees incurred above contracted minimum transactions, and excluding perpetual and term license agreements recognized as license revenue in accordance with GAAP. ARR should be viewed independently of revenue and any other GAAP measure.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.

Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, amortization of acquisition-related intangibles, depreciation and amortization, new headquarters noncash rent expense, debt extinguishment fees and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, less capital expenditures (excluding expenditures for PROS new headquarters), purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
Calculated Billings: Calculated billings is defined as total subscription, maintenance and support revenue plus the change in recurring deferred revenue in a given period.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations  Shannon Tatz
713-335-5932
ir@pros.com
 Media Contact:
Amanda Parrish
832-924-4731
aparrish@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$220,157	$306,077
Trade and other receivables, net of allowance of $4,982 and $214, respectively	54,677	65,074
Deferred costs, current	5,888	5,756
Prepaid and other current assets	8,591	9,038
Total current assets	289,313	385,945
Property and equipment, net	33,662	14,794
Operating lease right-of-use assets	23,169	26,550
Deferred costs, noncurrent	13,720	15,478
Intangibles, net	11,398	14,605
Goodwill	49,116	49,104
Other assets, noncurrent	6,900	6,831
Total assets	$427,278	$513,307
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$8,506	$9,098
Accrued liabilities	17,700	22,748
Accrued payroll and other employee benefits	17,663	32,656
Operating lease liabilities, current	7,286	7,173
Deferred revenue, current	107,503	124,459
Total current liabilities	158,658	196,134
Deferred revenue, noncurrent	10,893	17,801
Convertible debt, net, noncurrent	114,131	110,704
Operating lease liabilities, noncurrent	24,144	22,391
Other liabilities, noncurrent	1,282	1,281
Total liabilities	309,108	348,311
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 47,985,184 and 47,310,846 shares issued, respectively; 43,304,461 and 42,630,123 shares outstanding, respectively	48	47
Additional paid-in capital	553,696	560,496
Treasury stock, 4,680,723 common shares, at cost	(29,847)	(29,847)
Accumulated deficit	(401,732)	(361,789)
Accumulated other comprehensive loss	(3,995)	(3,911)
Total stockholders’ equity	118,170	164,996
Total liabilities and stockholders’ equity	$427,278	$513,307

PROS Holdings, Inc.
Condensed Consolidated Statements of Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Subscription	$42,377	$35,108	$85,547	$66,029
Maintenance and support	11,741	15,040	24,264	30,367
Total subscription, maintenance and support	54,118	50,148	109,811	96,396
Services	9,629	13,730	20,247	23,613
Total revenue	63,747	63,878	130,058	120,009
Cost of revenue:
Subscription	12,392	9,819	25,256	19,605
Maintenance and support	2,610	2,835	5,400	5,637
Total cost of subscription, maintenance and support	15,002	12,654	30,656	25,242
Services	10,948	10,929	24,021	19,131
Total cost of revenue	25,950	23,583	54,677	44,373
Gross profit	37,797	40,295	75,381	75,636
Operating expenses:
Selling and marketing	21,011	22,945	45,931	44,430
General and administrative	13,528	12,040	28,408	23,707
Research and development	18,397	17,455	37,533	33,254
Loss from operations	(15,139)	(12,145)	(36,491)	(25,755)
Convertible debt interest and amortization	(2,085)	(4,274)	(4,147)	(8,630)
Other income (expense), net	146	(862)	977	409
Loss before income tax provision	(17,078)	(17,281)	(39,661)	(33,976)
Income tax provision	130	236	282	458
Net loss	$(17,208)	$(17,517)	$(39,943)	$(34,434)

Net loss per share:
Basic and diluted	$(0.40)	$(0.44)	$(0.92)	$(0.89)
Weighted average number of shares:
Basic and diluted	43,304	39,413	43,203	38,518

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating activities:
Net loss	$(17,208)	$(17,517)	$(39,943)	$(34,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,513	3,504	6,933	6,829
Amortization of debt discount and issuance costs	1,736	3,179	3,448	6,295
Share-based compensation	5,752	5,979	12,099	12,025
Provision for doubtful accounts	2,690	—	5,286	—
Loss on debt extinguishment	—	2,266	—	2,266
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(3,773)	(7,474)	5,116	(11,247)
Deferred costs	863	(1,040)	1,626	(1,933)
Prepaid expenses and other assets	1,024	(1,458)	323	(3,523)
Accounts payable and other liabilities	2,150	(1,133)	3,597	(568)
Accrued liabilities	(2,783)	2,597	(6,623)	5,231
Accrued payroll and other employee benefits	5,076	7,759	(14,979)	(4,020)
Deferred revenue	(21,822)	(211)	(23,838)	11,435
Net cash used in operating activities	(22,782)	(3,549)	(46,955)	(11,644)
Investing activities:
Purchases of property and equipment	(8,205)	(1,696)	(19,198)	(2,307)
Capitalized internal-use software development costs	(394)	—	(806)	(868)
Purchase of equity securities	—	(68)	—	(68)
Purchase of intangible asset	—	—	—	(50)
Net cash used in investing activities	(8,599)	(1,764)	(20,004)	(3,293)
Financing activities:
Proceeds from employee stock plans	—	—	1,364	943
Tax withholding related to net share settlement of stock awards	(49)	(4,403)	(20,221)	(18,642)
Proceeds from issuance of convertible debt, net	—	140,156	—	140,156
Debt issuance costs related to convertible debt	—	(648)	—	(648)
Purchase of capped call	—	(16,445)	—	(16,445)
Settlement of convertible debt	—	(75,958)	—	(75,958)
Proceeds from termination of bond hedge	—	64,819	—	64,819
Payment for termination of warrant	—	(45,243)	—	(45,243)
Net cash (used in) provided by financing activities	(49)	62,278	(18,857)	48,982
Effect of foreign currency rates on cash	(195)	(39)	(104)	41
Net change in cash and cash equivalents	(31,625)	56,926	(85,920)	34,086
Cash and cash equivalents:
Beginning of period	251,782	272,636	306,077	295,476
End of period	$220,157	$329,562	$220,157	$329,562

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended June 30,		Quarter over Quarter	Six Months Ended June 30,		Year over Year
	2020	2019	% change	2020	2019	% change
GAAP gross profit	$37,797	$40,295	(6)%	$75,381	$75,636	—%
Non-GAAP adjustments:
New headquarters noncash rent expense	156	160		318	313
Amortization of acquisition-related intangibles	948	993		1,790	2,027
Share-based compensation	502	494		1,026	1,032
Non-GAAP gross profit	$39,403	$41,942	(6)%	$78,515	$79,008	(1)%

Non-GAAP gross margin	61.8%	65.7%		60.4%	65.8%

GAAP loss from operations	$(15,139)	$(12,145)	25%	$(36,491)	$(25,755)	42%
Non-GAAP adjustments:
Debt extinguishment fees	—	319		—	319
New headquarters noncash rent expense	554	555		1,109	1,109
Amortization of acquisition-related intangibles	1,375	1,425		2,758	3,008
Share-based compensation	5,752	5,979		12,099	12,025
Total Non-GAAP adjustments	7,681	8,278		15,966	16,461
Non-GAAP loss from operations	$(7,458)	$(3,867)	93%	$(20,525)	$(9,294)	121%

Non-GAAP loss from operations % of total revenue	(11.7)%	(6.1)%		(15.8)%	(7.7)%

GAAP net loss	$(17,208)	$(17,517)	(2)%	$(39,943)	$(34,434)	16%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	7,681	8,278		15,966	16,461
Amortization of debt discount and issuance costs	1,726	3,168		3,428	6,274
Loss on debt extinguishment	—	2,266		—	2,266
Tax impact related to non-GAAP adjustments	1,818	1,022		4,741	2,433
Non-GAAP net loss	$(5,983)	$(2,783)	115%	$(15,808)	$(7,000)	126%

Non-GAAP diluted loss per share	$(0.14)	$(0.07)		$(0.37)	$(0.18)

Shares used in computing non-GAAP loss per share	43,304	39,413		43,203	38,518

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of Subscription Items
New headquarters noncash rent expense	15	16	29	32
Amortization of acquisition-related intangibles	789	831	1,472	1,701
Share-based compensation	91	68	178	139
Total cost of subscription items	$895	$915	$1,679	$1,872

Cost of Maintenance Items
New headquarters noncash rent expense	25	28	51	56
Amortization of acquisition-related intangibles	159	162	318	326
Share-based compensation	62	44	128	104
Total cost of maintenance items	$246	$234	$497	$486

Cost of Services Items
New headquarters noncash rent expense	116	116	238	225
Share-based compensation	349	382	720	789
Total cost of services items	$465	$498	$958	$1,014

Sales and Marketing Items
New headquarters noncash rent expense	106	103	210	206
Amortization of acquisition-related intangibles	427	432	968	981
Share-based compensation	1,965	1,414	3,831	2,814
Total sales and marketing items	$2,498	$1,949	$5,009	$4,001

General and Administrative Items
New headquarters noncash rent expense	98	88	197	181
Debt extinguishment fees	—	319	—	319
Share-based compensation	1,917	2,808	4,367	5,620
Total general and administrative items	$2,015	$3,215	$4,564	$6,120

Research and Development Items
New headquarters noncash rent expense	194	204	384	409
Share-based compensation	1,368	1,263	2,875	2,559
Total research and development items	$1,562	$1,467	$3,259	$2,968

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

GAAP Loss from Operations	$(15,139)	$(12,145)	$(36,491)	$(25,755)
Amortization of acquisition-related intangibles	1,375	1,425	2,758	3,008
New headquarters noncash rent expense	554	555	1,109	1,109
Debt extinguishment fees	—	319	—	319
Share-based compensation	5,752	5,979	12,099	12,025
Depreciation and other amortization	2,138	2,079	4,175	3,821
Capitalized internal-use software development costs	(394)	—	(806)	(868)
Adjusted EBITDA	$(5,714)	$(1,788)	$(17,156)	$(6,341)

Net cash used in operating activities	$(22,782)	$(3,549)	$(46,955)	$(11,644)
Purchase of property and equipment (excluding new headquarters)	(306)	(1,658)	(1,263)	(2,269)
Purchase of intangible asset	—	—	—	(50)
Capitalized internal-use software development costs	(394)	—	(806)	(868)
Free Cash Flow	$(23,482)	$(5,207)	$(49,024)	$(14,831)

Guidance
			Q3 2020 Guidance
			Low	High
Adjusted EBITDA
GAAP Loss from Operations			$(20,900)	$(18,900)
Amortization of acquisition-related intangibles			1,400	1,400
New headquarters noncash rent expense			600	600
Share-based compensation			5,800	5,800
Depreciation and other amortization			2,100	2,100
Capitalized internal-use software development costs			(500)	(500)
Adjusted EBITDA			$(11,500)	$(9,500)